CUSTODIAN AGREEMENT

    THIS AGREEMENT, made as of the 1st day of February, 1996, is by and between TWENTIETH CENTURY STRATEGIC PORTFOLIOS, INC., a Maryland corporation ("Corporation") and THE CHASE MANHATTAN BANK, N.A., a trust corporation organized under the laws of the state of New York ("Custodian").

         1. During the life of this Agreement, the Corporation shall place and maintain its securities and cash with the Custodian. All securities delivered to the Custodian (other than bearer securities) shall be properly endorsed prior to such delivery and in negotiable form for transfer or in the name of the Custodian or its nominee.

         2. The Custodian shall keep safely such securities owned by the Corporation as are delivered to it and, on behalf of the Corporation, shall from time to time receive securities for safekeeping. The Custodian shall hold all registered securities owned by the Corporation registered in the name of the Corporation or of the Custodian, or of any nominee of the Corporation or of the Custodian, or in the so-called street certificate form, in any case with or without any indication of fiduciary capacity. The Custodian shall deliver securities owned by the Corporation only:

            (a) upon sales of such securities for the account of the Corporation; such delivery to be made only upon payment of readily available funds therefor;

            (b) when such securities are called, redeemed, retired or otherwise become payable;

            (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

            (d) in exchange for or upon conversion into other securities alone or other securities and cash;

            (e) upon exercise of subscription, purchase or other similar rights represented by such securities;

            (f) upon conversion of such securities pursuant to their terms into other securities;

            (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

            (h) for the purpose of redeeming in kind shares of the capital stock of the Corporation;

            (i) for the purpose of pledge or hypothecation to secure any loan incurred by the Corporation, but only upon payment to the Custodian of the money borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose;



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            (j) for other proper corporate purposes. The Custodian will act, under this subparagraph only upon receipt of a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made; or

            (k) except in the case of delivery pursuant to the terms of subsection (c) or (g) above, upon receipt of proper instructions from the Corporation. Any securities or cash or other property receivable by virtue of delivery pursuant to subsections (b), (d), (f) and (g) of this paragraph shall be deliverable to the Custodian.

         3. The Custodian shall retain all funds received by it from or for the account of the Corporation in an account or accounts, whether with the Custodian or other bank or banks in the name of the Custodian as custodian for the Corporation, subject only to draft or order in accordance with the terms of this Agreement. The Custodian shall make payments from funds received by it from or for the account of the Corporation only:

            (a) for the purchase of securities for the portfolio of the Corporation and upon the delivery of such securities to the Custodian either in bearer form or registered as provided in paragraph 2 and negotiable form;

            (b) for the repurchase or redemption of shares of the capital stock of the Corporation;

            (c) for the payment of distributions to shareholders, taxes, brokerage, interest, management fees, custodian fees and extraordinary expenses of the Corporation;

            (d) for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation;

            (e) to pay any loan made to the Corporation and upon redelivery to it of any securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan or evidence of the cancellation of the same; and

            (f) for other proper corporate purposes. The Custodian will act under this subparagraph (f) only upon receipt of a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose, and naming the person or persons to whom such payment is to be made.

         Such payment shall be made only insofar as funds are available for such purposes and only upon receipt of proper instructions from the Corporation.


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         4. The Custodian shall collect, receive and deposit in said account or accounts all income and other payments with respect to the securities held hereunder, and execute ownership or other certificates and affidavits for all federal and state tax purposes, and do all things necessary or proper in connection with the collection of such income and shall without limiting the generality of the foregoing:

            (a) present for payment all coupons or other income items requiring presentation;

            (b) present for payment, unless otherwise instructed, all securities which may mature or be called, redeemed, retired or otherwise become payable; and

            (c) endorse for collection all checks, drafts or other negotiable instruments.

         5. Anything in this Agreement to the contrary notwithstanding, the Custodian may deposit all or any part of the Corporation's securities in a clearing agency, securities depository or book entry system in conformance with applicable law and the regulations from time to time promulgated by appropriate regulatory agencies.

         6. The Custodian shall promptly deliver to the Corporation all financial reports, notices of meetings, proxies, proxy material and any other notices or announcements affecting or relating to the securities held by the Custodian. Proxies issued in the name of the Custodian or its nominee shall be delivered to the Corporation executed in blank.

         7. The Custodian is authorized to accept and rely upon all written instructions given by one or more officers, employees or agents of the Corporation authorized by or in accordance with the resolution delivered to the Custodian which authorizes the opening of the Account (each such officer, employee or agent or combination of officers, employees and agents is hereinafter referred to as an "Authorized Officer"), including, without limitation, instructions to sell, assign, transfer or deliver, or purchase for the Account, any and all Property or to transfer funds in the Account in connection with a securities transaction.

         The Custodian may also rely on any instructions bearing or purporting to bear the facsimile signature of any of the individuals designated as an Authorized Officer pursuant to the resolution described above, regardless of or by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signature resemble the facsimile specimens from time to time furnished to the Custodian by any of such officers. In addition, the Custodian may rely on instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess acceptable to it which the Custodian believes in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Custodian may specify.

         The Custodian may also rely on instructions transmitted electronically through its Asset Management System or any similar electronic instruction system acceptable to the Custodian. The Custodian shall incur no liability to the Corporation or otherwise as a result of any act or


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omission by the Custodian in accordance with instructions on which the Custodian is authorized to rely pursuant to the provisions of this Paragraph. Any instructions delivered to the Custodian by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but the Custodian will incur no liability for the Corporation's failure to send such confirmation in writing, or the failure of any such written confirmation to conform to the telephone instructions which the Custodian received. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until cancelled or superseded by subsequent instructions received by the Custodian.

         The Corporation agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Corporation may give by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess, or through an electronic instructions system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as the Custodian may put into effect and modify from time to time. The Corporation shall safeguard any test keys, identification codes or other security devices which the Custodian makes available to the Corporation and agrees that the Corporation shall be responsible for any loss, liability or damage incurred by the Custodian or by the Corporation as a result of the Custodian's acting in accordance with instructions from any unauthorized person using the proper security device, provided that such person did not obtain such security device solely as a result of the Custodian's gross negligence or willful misconduct. The Custodian may electronically record, but shall not be obligated to so record, any instructions given by telephone and other telephone discussions with respect to the Account. In the event that the Corporation uses the Custodian's Asset Management System or any successor electronic communications or information system, the Corporation agrees that the Custodian is not responsible for the consequences of the failure of that System to perform for any reason or for the failure to perform for any reason of any communications carrier, utility, communications network or the failure to perform for any reason of communications or computer equipment. In the event that System is inoperable, the Corporation agrees to notify the Custodian immediately, and the Custodian agrees that it will accept the communication transaction instructions by telephone, facsimile transmission on equipment compatible to the Custodian's facsimile receiving equipment or by letter, at no additional charge to the Custodian.

         8. If the Corporation instructs the Custodian in any capacity to take any action with respect to any securities or funds held by it hereunder, which action might subject the Custodian or its nominee in the opinion of the Custodian to liability for any cost, loss, damage, and expense in any way, as a prerequisite to taking such action the Custodian shall be and be kept indemnified in an amount and form satisfactory to it.

         9. The Custodian shall be entitled to receive and act upon advice of counsel (who may be counsel for the Corporation) and shall be without liability for any action taken or thing done pursuant to such advice; and whether or not it seeks advice of counsel, the Custodian shall be without liability for any action taken or thing done by it hereunder in good faith and without negligence and the Corporation agrees to indemnify and hold the Custodian harmless against any and all loss, cost, liability, damage and expense resulting with respect thereto.



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         10. The Corporation, as sole owner of all securities delivered or to be delivered to the Custodian hereunder, will indemnify and hold harmless the Custodian and its nominee from any and all cost, liability, loss, damage and expense resulting directly or indirectly from the fact that securities are registered in the name of the Custodian or its nominee.

         11. The Custodian shall be entitled to receive from the Corporation, on demand, reimbursement for its cash disbursements, expenses and charges, including counsel fees, in connection with its duties as Custodian as aforesaid, but excluding salaries and usual overhead expenses. All payments which the Custodian is authorized or required to make hereunder shall be made only from and to the extent of the funds of the Corporation in its hands and nothing herein contained shall be construed to impose any obligation upon the Custodian to make any payments for which such funds are not available.

         12. The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by any officer of the Corporation or any other person authorized by the Board of Directors.

         13. The Custodian may, at its sole risk, appoint any other bank or trust company as its agent to carry out any one or more of its functions hereunder.

         14. The Corporation shall pay to the Custodian for its services hereunder such compensation and at such times as may from time to time be agreed upon in writing by the Corporation and the Custodian.

         15. This Agreement may be terminated by the Corporation in whole or in part upon ten (10) days written notice delivered to the Custodian at 114 West 47th Street, New York, New York 10036 or by the Custodian upon sixty (60) days written notice delivered to the Corporation at 4500 Main Street, Kansas City, Missouri 64111, or such other address as the corporation may from time to time designate. Such notices shall be sent by registered mail. In the event of the inability of the Custodian to serve or other termination of this Agreement by either party, the Corporation shall forthwith appoint a Custodian which qualifies as such under the Investment Company Act of 1940 or any other applicable law and the Custodian shall deliver all funds (less unpaid expenses, including any unpaid compensation to the Custodian) and all securities of the Corporation duly endorsed and in form for transfer to such succeeding Custodian and such delivery shall constitute a full and complete discharge of the Custodian's obligations hereunder. If no such successor shall be found, the Corporation shall submit to the holders of shares of its capital stock, before permitting delivery of such cash and securities to anyone other than its successor custodian, the question whether the Corporation shall be dissolved or shall function without a Custodian; and pending such decision the Custodian shall:

            (a) continue to hold said cash and securities hereunder, or


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            (b) deliver the same to a bank or trust company in the City of New
York, selected by it, such assets to be held subject to the terms of custody hereunder and any such delivery shall be a full and complete discharge of its obligation hereunder.

         16. If the Corporation shall be liquidated while this Agreement is in force, the Custodian shall distribute the property of the Corporation to creditors and shareholders in such a manner as the Corporation may direct.

         17. This Agreement shall be governed by the laws of the state of New York and shall be binding on and shall inure to the benefit of the Corporation and the Custodian and their respective successors and assigns and cannot be changed orally.

         18. This Agreement may be executed in two counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its officer or officers duly authorized, as of the day and year first above written.

                                       TWENTIETH CENTURY STRATEGIC
                                       PORTFOLIOS, INC.


                                       By /s/ James E. Stowers III
                                       ---------------------------
                                       James E. Stowers III
                                       President


                                       THE CHASE MANHATTAN BANK, N.A.

                                       By /s/ Peter C. Arrighetti
                                       --------------------------
                                       Name:  Peter C. Arrighetti
                                       Title: Vice President





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